EXHIBIT 31.3

CERTIFICATION PURSUANT

TO RULES 13a-14(a) OR 15d-14(a) UNDER

THE SECURITIES EXCHANGE ACT OF 1934

I, Scott W. Schorer, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of GI Dynamics, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2018

/s/ SCOTT W. SCHORER
Scott W. Schorer
Chief Executive Officer (principal executive officer)